UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): April 11, 2025

NEXTPLAT CORP
(Exact Name of Registrant as Specified in its Charter)

Nevada	001-40447	65-0783722
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

3250 Mary St., Suite 410
Coconut Grove, FL 33133
(Address of principal executive offices and zip code)

(305) 560-5381
(Registrant’s telephone number, including area code)

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock, par value $0.0001	NXPL	The Nasdaq Stock Market, Inc.
Warrants	NXPLW	The Nasdaq Stock Market, Inc.

Item 8.01. Other Events

On April 11, 2025, NextPlat Corp (the “Company”), issued a press release announcing an update on the impact of current United States/China tariffs on its e-Commerce development program as a result of China’s escalation in tariffs placed on US-produced goods imported into the country. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. If the current United States/China tariff environment persists, it will have an immediate adverse impact on the Company’s business, financial prospects, results of operations, and financial condition, and will materially and adversely impact the ability of the Company to be profitable.

The Company plans to pause certain initiatives within its e-Commerce development program which was launched in April 2023 to help U.S.-based businesses reach the vast Chinese consumer market through major online platforms like Alibaba’s Tmall. This includes the introduction of a new line of vitamins and supplements under the Florida Sunshine brand name, since these offerings would be subject to the increased tariffs and would face significant import costs which Management believes will reduce its ability to compete with locally produced products. The Company is still reviewing opportunities to sell its Florida Sunshine products in other markets.

The Company intends to continue selling products manufactured by OPKO Health Europe, a subsidiary of OPKO Health, Inc., in China including an array of nutraceuticals and supplements as well as adding products for pet care, all of which are not produced in the United States and as such, are not subject to additional tariffs.

We cannot predict whether the current trade environment will persist or if new quotas, duties, taxes, tariffs, exchange controls, current or future “trade wars”, or other restrictions will be imposed by the U.S. and China upon the import or export of our products and the commodities and components used to manufacture our products, or what effect any of these actions would have on our business, financial condition, or results of operations.

Item 9.01. Financial Statements and Exhibits.

Exhibits.

Exhibit No.	Description
99.1	Press Release
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXTPLAT CORP.

	By:	/s/ Charles M. Fernandez
	Name:	Charles M. Fernandez
	Title:	Chairman and Chief Executive Officer

Dated: April 14, 2025